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                                                                    EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Form 10-K and the incorporation by reference into the Registrant's previously filed Registration Statement on Form S-3
(File No. 333-43641) of our report dated February 17, 1998, on our audits of the consolidated financial statements and the financial statement schedule of First Industrial, L.P. and our report dated February 17, 1998 on our audits of the combined financial statements of the Other Real Estates Partnerships.


                                              COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 31, 1998